Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Wells Fargo & Company:
We consent to the incorporation by reference in the registration statements noted below on Forms S-3, S-4 and S-8 of Wells Fargo & Company, of our report dated February 23, 2009 except for pages 86-90 and Notes 1, 2, 5, 7, 8, 11, 21, 22, 23, 24, and 25, as to which the date is May 11, 2009, with respect to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, changes in equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008 and our report dated February 23, 2009 with respect to the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 Annual Report included in the Form 8-K of Wells Fargo & Company dated May 11, 2009. Our report on the aforementioned consolidated financial statements refers to the retrospective adjustment of all periods presented due to the adoption of Statement of Financial Accounting Standards (FAS) No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB 51, a change in the method for evaluating other-than-temporary impairment on certain investment securities in 2008 and a change in the method of accounting for certain mortgages held for sale in 2007.

Registration
Statement Number	Form	Description
333-103711	S-3	Universal Shelf 2003
333-135006	S-3	Universal Shelf 2006
333-138793	S-3	Wells Fargo Direct Purchase and Dividend Reinvestment Plan
333-155705	S-3	Deferred Compensation Plan for Independent Contractors
333-154876	S-3	Common Stock Shelf
333-68512	S-4	Acquisition Registration Statement
333-115993	S-4	Acquisition Registration Statement
333-121545	S-4/S-8	First Community Capital Corporation
333-83604	S-4/S-8	Tejas Bancshares, Inc.
033-57904	S-4/S-8	Financial Concepts Bancorp, Inc.
333-63247	S-4/S-8	Former Wells Fargo & Company
333-37862	S-4/S-8	First Security Corporation
333-45384	S-4/S-8	Brenton Banks, Inc.
333-107230	S-4/S-8	Pacific Northwest Bancorp
333-142102	S-4/S-8	Placer Sierra Bancshares
333-144455	S-4/S-8	Greater Bay Bancorp
333-154879	S-4/S-8	Wachovia Corporation
333-153922	S-4/S-8	Century Bancshares, Inc.
333-103776	S-8	Long-Term Incentive Compensation Plan
333-128598	S-8	Long-Term Incentive Compensation Plan

Registration
Statement Number	Form	Description
333-152415	S-8	Long-Term Incentive Compensation Plan
333-103777	S-8	PartnerShares Plan
333-149567	S-8	401(k) Plan
333-105091	S-8	Directors Stock Compensation and Deferral Plan
333-149566	S-8	Directors Stock Compensation and Deferral Plan
333-142941	S-8	Deferred Compensation Plan
333-123243	S-8	Wells Fargo Stock Purchase Plan
333-156545	S-8	Wachovia Savings Plan
333-158711	S-8	Directors Stock Compensation and Deferral Plan
333-158712	S-8	Wells Fargo Stock Purchase Plan
San Francisco, California
May 11, 2009